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EXHIBIT 21.1
THE MILLS CORPORATION ENTITY STRUCTURE
(as of 12/31/00)

THE MILLS CORPORATION (REIT) SUBSIDIARIES

    Arizona Mills SPE Corp.

    Coopers Crossing Corp.

    Crosswinds Corp.

    Fashion Center Corp.

    Fashion Place Corp.

    Franklin Mills GP, Inc.

    Germantown Corp.

    Grapevine Mills II SPE Corp.

    Gwinnett Corp.

    Liberty Plaza GP, Inc.

    Montgomery Village Corp.

    Montgomery Village Ground Corp.

    Mount Prospect Plaza Corp.

    Ontario Mills II SPE Corp.

    Ontario Mills Finance Corp.

    Potomac Gurnee Finance Corp.

    Sawgrass Finance L.L.C.

    Sawgrass Mills Phase II Corp.

    Sawgrass Mills Springing Member Corp.

    Sunrise Mills Corp.

    Vaughan Mills Advisory Services, Inc.

    Washington Potomac Partners Corp.

    West Falls Church Corp.

    Western Hills Plaza Corp.

OPERATING PARTNERSHIP

    THE MILLS LIMITED PARTNERSHIP

      The Mills Corporation holds 1% as the sole general partner and an additional 59.68% as a limited partner

SUBSIDIARIES OF THE MILLS LIMITED PARTNERSHIP

    Aiken SC Business Trust

    Arizona Mills L.L.C.

    Arizona Mills II, L.L.C.

    Arizona Mills SPE, L.L.C.

    Arundel Finance, L.L.C.

    Arundel Mills, L.L.C.

    Arundel Mills II, L.L.C.

    Arundel Mills Limited Partnership

    Arundel Mills II Limited Partnership

    Barnwell SC Business Trust

    Brevard NC Business Trust

    Burnsville NC Business Trust

    Candlestick Mills, L.L.C.

    Candlestick Mills Limited Partnership

    Cleveland OH Business Trust

    Colonial Heights VA Business Trust

    Colorado Mills, L.L.C.

    Colorado Mills Residual Development Company, L.L.C.

    Colorado Mills Residual, L.L.C.

    Colorado Retail Development Company, L.L.C.

    Concord Mills, L.L.C.

    Concord Mills Limited Partnership

    Concord Mills Residual III, L.L.C.

    Concord Mills Residual III Limited Partnership

    Coopers Crossing L.L.C.

    Coopers Crossing Associates (MLP) Limited Partnership

    Crosswinds L.L.C.

    Crosswinds Center Associates of St. Petersburg (MLP) Limited Partnership

    Dillon SC Business Trust

    Echo Hills Center Associates (MLP) Limited Partnership

    Elkin NC Business Trust

    Fashion Center L.L.C.

    Fashion Center Associates of Illinois No. 1 (MLP) Limited Partnership

    Fashion Place Associates L.L.C.

    Fashion Place Associates Limited Partnership

    Flatwoods KY Business Trust

    Frankfort KY Business Trust

    Franklin Mills, L.L.C.

    Franklin Mills Associates Limited Partnership

    Franklin Mills Residual Limited Partnership

    Germantown Development Associates L.L.C.

    Germantown Development Associates (MLP) Limited Partnership

    Grapevine Mills Development Company, L.L.C.

    Grapevine Mills Operating Company II, L.L.C.

    Grapevine Mills Limited Partnership

    Grapevine Mills II Limited Partnership

    Grapevine Mills III Limited Partnership

    Grapevine Mills Operating Company III, L.L.C.

    Grapevine Mills Operating Company, L.L.C.

    Gurnee Mills L.L.C.

    Gurnee Mills II L.L.C.

    Gurnee Mills (MLP) Limited Partnership

    Gwinnett L.L.C.

    Gwinnett Marketfair Associates Limited Partnership

    Houston Development I L.P.

    Houston Development LLC

    Hunt Club Road Properties Associates Limited Partnership

    Katy Mills, L.L.C.

    Katy Mills Limited Partnership

    Liberty Plaza, L.L.C.

    Liberty Plaza Limited Partnership

    Mainstreet Retail Limited Partnership

    Management Associates Limited Partnership

    Marysville OH Business Trust

    Meadowlands Mills L.L.C.

    Meadowlands Mills Limited Partnership

    Middlefield OH Business Trust

    Mills International Acquisitions (Luxembourg) S.à r.l.

    Mills-Kan Am Sawgrass Phase 3 Limited Partnership

    Mills Lanett LLC

    Mills Management L.L.C.

    Milla Pell City LLC

    Mills Ontario Acquisitions, L.L.C.

    MillsServices Corp.

    Mills Texas Acquisitions Limited Partnership

    Mills Texas Acquisitions, L.L.C.

    Montgomery Village Associates L.L.C.

    Montgomery Village Associates (MLP) Limited Partnership

    Montgomery Village Ground L.L.C.

    Montgomery Village Ground (MLP) Limited Partnership

    Mount Prospect Plaza L.L.C.

    Mount Prospect Plaza (MLP) Limited Partnership

    Ontario Mills Finance, L.L.C.

    Ontario Mills L.L.C.

    Ontario Mills II, L.L.C.

    Ontario Mills II Limited Partnership

    Ontario Mills Limited Partnership

    Ontario Mills Residual Limited Partnership

    Ontario Mills Working On Wishes (O'WOW), Inc.

    Opry Mills, L.L.C.

    Opry Mills Limited Partnership

    Orange City Mills, L.L.C.

    Orange City Mills Limited Partnership

    Owensboro KY Business Trust

    Paris KY Business Trust

    Philadelphia PA Business Trust

    Potomac Mills L.L.C.

    Potomac Mills Limited Partnership

    Reading PA Business Trust

    Ringgold GA Business Trust

    Sawgrass Mills Phase II, L.L.C.

    Sawgrass Mills Phase II Limited Partnership

    Sawgrass Mills Phase II SPE, L.L.C.

    Sawgrass Mills Phase IV, L.L.C.

    Sawgrass Mills Phase IV Limited Partnership

    Staten Island NY Business Trust

    Struthers OH Business Trust

    Sugarloaf Mills, L.L.C.

    Sugarloaf Mills Limited Partnership

    Sunrise Mills L.L.C.

    Sunrise Mills/MLP, L.L.C.

    Sunrise Mills (MLP) Limited Partnership

    WEC 99J-13 LLC

    WEC 99J-15 LLC

    WEC 99J-16 LLC

    WEC 99J-17 LLC

    WEC 99J-18 LLC

    WEC 99J-2 LLC

    WEC 99J-20 LLC

    WEC 99J-23 LLC

    WEC 99J-25 LLC

    WEC 99J-3 LLC

    WEC 99J-32 LLC

    WEC 99J-36 LLC

    WEC 99J-38 LLC

    WEC 99J-44 LLC

    WEC 99J-49 LLC

    WEC 99J-5 LLC

    WEC 99J-50 LLC

    WEC 99J-61 LLC

    WEC 99J-62 LLC

    WEC 99J-65 LLC

    WEC 99J-66 LLC

    WEC 99J-68 LLC

    WEC 99J-71 LLC

    WEC 99J-74 LLC

    WEC 99J-78 LLC

    West Falls Church L.L.C.

    Western Hills Plaza L.L.C.

SUBSIDIARIES OF MILLSSERVICES CORP.

    1199420 Ontario Inc.

    Arundel Mills Residual, L.L.C.

    Arundel Mills Residual Limited Partnership

    Arundel Theater Company, L.P.

    Border Solutions, L.L.C.

    Commonwealth Investors, Inc.

    Concord Mills Residual, L.L.C.

    Concord Mills Residual Limited Partnership

    Franklin Mills Residual Corp.

    Grapevine Mills Finance Corp.

    Grapevine Mills Residual Operating Company, L.L.C.

    Grapevine Mills Residual Limited Partnership

    Katy Mills Residual, L.L.C.

    Katy Mills Residual Limited Partnership

    Katy Mills Residual II Limited Partnership

    MTS Services of Tempe, L.L.C.

    Mainstreet Retail, Inc.

    Mainstreet Ventures, Inc.

    Manufacturers @ The Mills Corp.

    Mills Global, L.L.C.

    Mills Enterprises, Inc.

    MillsServices Canada Corp.

    MillsServices Canada II Corp.

    MillsServices of Grapevine, Inc.

    Mills TV Corp.

    Ontario Mills Residual L.L.C.

    Ontario Mills Residual Limited Partnership

    Orange City Mills II, L.L.C.

    Orange City Mills II Limited Partnership

    Premises Providers, Inc.

    Sugarloaf Mills Residual Corp.

    Sugarloaf Mills Residual, L.L.C.

    Sugarloaf Mills Residual Limited Partnership

    TMC Maintenance Company

    TMC Property Consulting Services, L.L.C.

SUBSIDIARIES OF MILLS ENTERPRISES, INC.

    FoodBrand, L.L.C.

    FoodBrand Services, Inc.

    MEI/Kan Am I, L.L.C.

    MEI/Kan Am II, L.L.C.

    Moe's Beverage, Inc.

    Ron Jon Surf Shop Sawgrass Mills, L.L.C.

    Ron Jon Surf Shop Southern California, L.L.C.

    WPFC/Mills Development Company, L.L.C.

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EXHIBIT 21.1 THE MILLS CORPORATION ENTITY STRUCTURE (as of 12/31/00)